Exhibit 99.1

NeoRx Announces Appointment of Susan D. Berland as Chief Financial Officer

Caroline M. Loewy joins as VP of Strategic Development

SEATTLE (October 19, 2004) – NeoRx Corporation (NASDAQ: NERX), a cancer therapeutics development company, today announced the appointment and approval, by the Board of Directors, of Susan D. Berland as chief financial officer.  The Company also announced that Caroline M. Loewy has joined the company in a consulting capacity as vice president of strategic development.

“We are extremely pleased to have two exceptionally talented and experienced biotech veterans join our management team,” said Jerry McMahon, Ph.D., chairman and chief executive officer of NeoRx.  “Susan is a results-oriented professional with 25 years of corporate financial experience that includes financing and management of financial operations for biotechnology and pharmaceutical companies.  In addition, Susan has had a distinguished career as a skilled negotiator in corporate development and partnerships that will be important as we seek to grow our business.”

Ms. Berland served as chief financial officer at DNA Sciences, Inc. from 2000 to 2003, where she was responsible for the completion of several strategic financings.  Ms. Berland joined DNA Sciences after four years at Monsanto leading up to the merger of Monsanto with Pharmacia and Upjohn.  While at Monsanto, she was a key member of the management team with oversight of financial planning and numerous M&A transactions.  Most recently, Ms. Berland has served as an independent consultant for biotechnology companies.  Ms. Berland has an MBA and a BA in business administration from the University of Wisconsin.  Ms. Berland will begin employment at NeoRx on October 25.

Ms. Loewy has more than 11 years of senior management experience in equity research at top-tier Wall Street firms, most recently serving as executive director of biotechnology equity research at Morgan Stanley Inc.  In addition, Ms. Loewy held various positions at Prudential Securities Inc., including managing director of biotechnology equity research.  Prior to that, she served as a senior financial analyst at BankAmerica Corporation.  Ms. Loewy holds an MBA from Carnegie Mellon, Graduate School of Business, and a BA in economics from the University of California, Berkeley.

“Caroline has a comprehensive understanding of the financial and commercial operations of biotechnology companies as well as understanding of the value drivers within the investment community,” said McMahon.  “Susan and Caroline are key management additions that underscore my commitment to growing shareholder value and building a new organization committed to bringing oncology products to the market.”

NeoRx is a cancer therapeutics development company.  The Company’s product pipeline includes STRTM (Skeletal Targeted Radiotherapy), currently in a pivotal phase III clinical trial for patients with multiple myeloma, and NX 473, a next-generation platinum therapy that the Company plans to evaluate in the treatment of patients with advanced lung and colorectal cancers.  For more information, visit www.neorx.com.

This release contains forward-looking statements relating to the development of the Company’s products and strategic goals that are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” “plan,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the availability of working capital and financing sources for the development of NeoRx’s business, the progress and costs of clinical trials and the timing of regulatory approvals, the availability of clinical materials from third-party suppliers, NeoRx’s ability to manufacture STR in a timely and cost-effective manner, NeoRx’s ability to successfully  commercialize product candidates, and other risks and uncertainties described in NeoRx’s current and periodic reports filed with the Securities and Exchange Commission, including NeoRx’s Annual Report on Form 10-K for the year ended December 31, 2003, and Quarterly Report on Form 10- Q for the quarter ended June 30, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

NeoRx and STR are trademarks or registered trademarks of NeoRx Corporation in the United States and/or foreign countries.

© 2004 NeoRx Corporation. All Rights Reserved.

For Further Information:

NeoRx Corporation	Lippert/Heilshorn & Associates, Inc.
Julie Rathbun	Jody Cain (jcain@lhai.com)
Corporate Communications	Bruce Voss (bvoss@lhai.com)
206-286-2517	310-691-7100
jrathbun@neorx.com

# # #